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                                                                   EXHIBIT 10.13


                                                                      DOCUMENT 3


CONDITIONS OF CONTRACT FOR THE SUPPLY OF VACCINIA
Immunoglobulin



November 2004

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   INDEX

        Interpretation
         Variation of conditions
         Contract period
         Specification
         Quality of Goods
         Identification of Goods
         Packaging

         Obligations of the Contractor
         Obligations of the Authority
         Forms
         Delivery
         Property and risk
         Rejection of goods
         Force majeure
         Price and payment
         Right of audit

         Indemnity and Insurance
         Transfer and sub-Contracting
         Patents etc
         Confidentiality
         Corrupt gifts
         Termination and consequences
         Intellectual property rights and indemnity
         Safety and, quality
         Publicity
         Notices
         Communications

         Data protection
         Dispute resolution
         Third party rights
         Law

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INTERPRETATION

1     In this Contract the following definitions shall apply:

      Authority means the Secretary of State for Health acting through the NHS Purchasing and Supply Agency

      Contract means the agreement to the conditions between the Authority and the Contractor consisting of the following documents which, in the event of ambiguity or contradiction between documents, shall be given precedence in the order listed :

                  i)    Form of Agreement
                  ii)   Document No 4 - Specification
                  iii)  Document No 3 - Conditions of Contract
                  iv)   Document No 5 - Tender Schedule

      Contractor means the person named in the Contract who agrees to supply the Goods to the Authority as provided for in the Contract. Where the Contractor is an individual or partnership the expression shall include the personal representatives of that individual or of the partners.

      Contract Period means the period of the duration of the contract in accordance with Condition 7 and Condition 8

      Contract Price means the price exclusive of value added tax that is payable to the Contractor by the Authority under the Contract for the full and proper performance by the Contractor of its part of the Contract as stated in the [Pricing Schedule].

      Goods means all Goods, materials or articles that the Contractor is required to supply under the Contract as described in Document 4 -Specification

      Good Manufacturing Practice means the part of quality assurance which ensures that medicinal products are consistently produced and controlled in accordance with the quality standards appropriate to their intended use, the principles and guidelines of which are laid down in Commission Directive 2003/94/EC.

2 Unless the context otherwise requires it, reference to any statute, order, regulation or other similar instrument shall be construed as a reference to the statute, order, regulation or instrument as amended or re-enacted by any subsequent statute, order, regulation or instrument.

3     The headings to these conditions shall not affect their interpretation.

4 Any decision, act or thing that the Authority is required or authorised to take or do under the Contract may be taken or done by any person authorised, either generally or specifically, by the Authority to take or do that decision, act or thing. The Authority shall inform the Contractor of the name of any person so authorised.

VARIATION OF CONDITIONS

5 The Goods shall be supplied solely in accordance with these conditions. All other arrangements which in any way add to, vary or contradict these conditions upon which the Contractor may seek to rely or otherwise impose

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       on the Authority shall be excluded and not form part of the Contract
       (whether or not such other contractual terms post-date these conditions) unless the Authority has specifically agreed in writing to be bound by any other contractual terms.

6 No later variation shall be binding unless it has been agreed in writing and signed by an authorised representative of the Authority.

CONTRACT PERIOD

7 The Contract shall take effect on the date the Contract is made and shall expire 12 months after that date unless it is otherwise terminated in accordance with the provisions of these Conditions, or otherwise lawfully terminated, or extended under Condition 8.

8 The Authority may extend the Contract Period by up to a further 1 year in total by giving written notice to the Contractor no later than three months before the Contract would otherwise expire.

SPECIFICATION

9 Unless otherwise specified the Goods shall be new, of the qualities and kinds described and comply in all respects with the Contract in particular the Specification.

QUALITY OF GOODS

10 The Contractor shall supply the Goods manufactured in accordance with the requirements of Good Manufacturing Practice. Although the Goods may undergo quality assurance assessment, such assessment shall not affect the Contractor's obligations under this Condition and shall not of itself constitute acceptance or approval by the Authority of the Goods (or any part of them). The Contractor shall provide temperature records for each delivery of the Goods to the Authority during the period of the transport of the Goods from the Contractors storage premises to the Authority's delivery location as specified in condition 20.

11 The Contractor warrants represents and undertakes that during the Contract period : -

                  i) meet the Specifications therefor. In the event of any dispute as to whether the Goods have been supplied in accordance with the relevant Specification, the Authority shall keep a sample of the Goods which the Authority has approved as being in accordance with Specification and this sample shall be used as the standard against which all Goods shall be

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                        measured in order to determine whether they have been
                        supplied in accordance with the relevant Specifications.

                  ii) it will comply with duties imposed on it by the Health and Safety at Work etc Act 1974 and will conform to and comply with all other statutory provisions bye-laws or regulations relating to the manufacture and supply of the Goods applicable to the Contractor.

12 The Contractor warrants and represents that the Goods are suitable for use as a treatment for the adverse effects resulting from the immunisation with smallpox vaccine of susceptible individuals.

IDENTIFICATION OF GOODS

14 All Goods that customarily bear any mark, tab, brand, label, batch number or other device indicating place of origin, inspection by any government or other body or standard of quality must be delivered with all the said marks, tabs, brands, labels, batch numbers or other devices intact.

PACKAGING

15    The Goods shall be securely packed in an [to be advised].

16 The Goods shall be labelled in accordance with the Good Manufacturing Practice Guidelines.

OBLIGATIONS OF THE CONTRACTOR

17    The Contractor shall:-

                  i) permit or procure permission for the Authority or its representative, authorised in writing, during normal business hours having given reasonable advance notice access to any premises and facilities involved in the performance of obligations under the Contract.

                  ii) store the Goods when manufactured in a good and proper manner and deliver them to any third party as required by the Authority and in such manner necessary in particular as to temperature control to ensure they are delivered in good and useable condition.

                  iii) fulfil all orders for the Goods placed by the Authority in accordance with the delivery and pricing schedules and shall use all reasonable endeavours to fulfil any other orders placed by the Authority and in the event that the Contractor is unable to meet the quantities inform the

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                        Authority as soon as practicable as to the extent to
                        which it is unable to fulfil any order.

OBLIGATIONS OF THE AUTHORITY

18 Subject to the Contractor fulfilling each of its obligations under this Contract, the Authority shall order Goods from the Contractor in accordance with the delivery and pricing schedules.

FORMS

19 A delivery note shall accompany each delivery of the Goods. An invoice shall be rendered on the Contractor's own invoice form to the Authority. All delivery notes and invoices shall be clearly marked with the Authority's order number, the consignee and the description and quantity of the Goods concerned.

      With the prior written agreement of the Authority and the Contractor, the arrangements set out above may be varied to alternative arrangements (including electronic trading and new logistics process).

DELIVERY

20 The Contractor shall deliver the Goods to the Warehouse. Details of the delivery address of the Warehouse will be supplied to the Contractor by the Authority. The Contractor shall provide temperature records for each delivery of Goods to the Authority during the period of transport of the Goods from the Contractor's storage premises to the Warehouse on the date of delivery failing which the Authority may reject the Goods.

21 The Goods will be delivered the Warehouse only upon the completion of quality assessments carried out the National Institute for Biological Standards and Control and the issue of a written statement by that body that the Goods meets the Contractor's specification and the Specification at Document No 4. The statement shall be as follows:

            "NIBSC has checked these batches for quality and potency and is satisfied that they comply with the manufacturer's specifications. NIBSC cannot issue a formal release certificate because the product does not have a UK Marketing Authorisation."

22 The Goods will be delivered to the Warehouse with sufficient labelling to enable the Goods to be used for as a treatment for the adverse effects resulting from the immunisation with smallpox vaccine of susceptible individuals.

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23    Unless otherwise agreed in writing between the Authority and the
      Contractor, the Goods shall be delivered by the Contractor carriage paid and in such quantities, in such manner, at such times and to such a place as the Authority may order in writing in accordance with the delivery schedule from time to time. Any arrangement to deliver Goods where carriage is to be charged in addition or any arrangement by which Goods are collected by the Authority in return for a discount on the carriage paid price shall be recorded in writing and signed by the Authority.

24 Where the time of delivery is stated on the purchase order or otherwise agreed in writing then time for delivery shall be of the essence and without prejudice to any other right or remedy of the Authority. Failure by the Contractor to deliver the Goods or any part of them within the time stated or agreed shall without prejudice to any other rights and remedies entitle the Authority to terminate the Contract and purchase other Goods of the same or similar description to remedy such default and recover from the Contractor the amount by which the cost of purchasing other Goods exceeds the amount that would have been payable to the Contractor in respect of the Goods replaced by such purchase provided that the Authority uses all reasonable endeavours to mitigate its losses in this respect.

25 The time and date of delivery shall be stated on the purchase order (or otherwise agreed in writing by the parties) and if no time for delivery is expressly agreed then delivery shall be made within 14 days of receipt of order.

26 The Contractor shall co-ordinate his activities in the supply of the Goods with those personnel and other contractors engaged by the Authority

PROPERTY AND RISK

27 Property and risk in the Goods shall pass to the Authority when the Goods have been delivered to the Authority.

REJECTION OF GOODS

28 Without prejudice to condition 30 the Goods shall be inspected by the Authority within a reasonable time after delivery and in any event no later than 30 days may be rejected if found to be defective, inferior in quality to or differing in form or material from the requirements of the Contract, if the Contractor fails to provide temperature records as mentioned in Condition 10 on the date of delivery or if they do not comply with any term, whether expressed or implied, of the Contract. The Authority may reject as defective any Goods which do not carry a shelf life of more than 3 years on the date of delivery. No Goods shall be supplied without the prior written approval of the Authority on a given delivery date with an expiry date the same as or earlier

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      than Goods supplied on any preceding delivery date.

29 Without prejudice to Condition 30 the Authority shall notify the Contractor of:

            i) any defect within a reasonable time of its discovery and shall give the Contractor all reasonable opportunities to remedy such defect

            ii) any loss or damage discovered on delivery within 14 days of delivery.

30    The Authority may by written notice to the Contractor reject

                  i)    any Goods which are, or

                  ii) the whole of any consignment of Goods in respect of which a reasonable sample taken at random from that consignment is not in compliance with the Contract.

31 Such notice shall be given within a reasonable time of the delivery of the Goods. No failure to make complaint at the time of the delivery nor any other act or omission of the Authority including in particular taking delivery, inspection, use of or payment for the Goods or part of them by the Authority shall constitute acceptance, waiver or approval of the Goods. Any such act of the Authority shall be without prejudice to any right or remedy that the Authority may have against the Contractor.

32 Goods so rejected after delivery shall be removed by the Contractor at its own expense within fourteen days from the date of notification of rejection. If the Contractor fails to remove them within such period the Authority may return the rejected Goods at the Contractor's risk and expense and charge the Contractor for the cost of storage from the date of rejection.

FORCE MAJEURE

33 Neither party shall be liable to the other for any failure to perform its obligations under the Contract where such performance is rendered impossible by circumstances beyond its control, but nothing in this condition shall limit the obligations of the Contractor to use its best endeavours to fulfil its obligations under the Contract.

PRICE AND PAYMENT

34 The Contract Price shall be net, i.e. after the deduction of all agreed discounts. It shall include the cost of packaging, packing materials, addressing, labelling, loading, transport and delivery to the addresses named in the order made under the Contract. The amount of any agreed payment additional to the Contract price and any early settlement discounts shall be shown separately in the Contractor's invoice.

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35    The Authority shall pay to the Contractor, in addition to the Contract price, a sum equal to the Value Added Tax chargeable on the value of the Goods provided in accordance with the Contract.

      Any invoice or other request for payment of monies due to the Contractor under the Contract shall, if he is a taxable person, be in the same form and contain the same information as if the same were a tax invoice for the purposes of regulations made under the Value Added Tax Act 1994

36 The Authority shall pay the Contract Price to the Contractor at the option of the Authority by BACS (Bank Account Clearing System) but in any event within 30 days of the receipt of the Goods or a valid invoice, whichever is later.

37 Whenever under the Contract any sum of money shall be recoverable from or payable by the Contractor the same may be deducted from any sum then due or which at any time thereafter may become due to the Contractor under the Contract or under any other Contract with the Crown.

RIGHT OF AUDIT

39 The Contractor shall keep secure and maintain until five years after the final payment of all sums due under the Contract, or such longer period as may be agreed between the parties, full and accurate records of all matters relating to the Contract,

40 The Contractor shall grant to the Authority or its authorised agents, such access to those records as they may reasonably require in order to check the Contractor's compliance with the Contract

41    For the purposes of:

                  i) the examination and certification of the Authority's accounts; or

                  ii) any examination pursuant to Section 6(1) of the National Audit Act 1983 of the economic efficiency and effectiveness with which the Authority has used its resources the Comptroller and Auditor General may examine such documents as he may reasonably require which are owned, held or otherwise within the control of the Contractor and may require the Contractor to provide such oral and/or written explanations as he considers necessary. This Condition does not constitute a requirement or agreement for the examination, certification or inspection of the accounts of the Contractor under
      Section 6(3)(d) and 5 of the National Audit Act 1983.

PERFORMANCE MEASUREMENT

42 The Contractor's performance under this Contract shall be monitored at the contract review meetings between the Authority and the Contractor. Such meetings shall be held at the request of the Authority at intervals of not more than 3 months up to and until the first supply of the Goods under the Contract.

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      The Contractor must provide a written report to the Authority at least two weeks prior to the contract review meeting which includes a progress report on the Timescales, Product Development and Production Plan referred to in the Specification and any other information requested by the Authority.

INSURANCE AND INDEMNITY

43 The Contractor shall effect and maintain a policy or policies of insurance covering its liability and all risks arising under the Contract with a minimum limit of cover of $5 million in any year or such other sum as may be agreed between the Contractor and the Authority.

44 The Contractor shall produce to the Authority, on request, copies of all such insurance policies or other evidence confirming the existence and extent of the cover given by these policies, together with receipts or other evidence of payment of the latest premiums due under those policies. The terms of any insurance or the amount of cover shall not relieve the Contractor of any liabilities under the Contract.

45 The Authority shall fully and completely indemnify the Contractor against all claims, proceedings, actions, legal suits, damages, legal costs and expenses and any other liabilities in respect of any death or personal injury arising from the Authority's use of the Goods except as set our in Condition 46 below.

46 The Authority shall not indemnify the Contractor against any claim, proceeding, action, legal suit, damages, legal costs, expenses, etc. which arise as a result of manufacturing defects as defined in Condition 47, including interference by any person, whether negligently or deliberately, during the production and delivery of Goods to the Authority's Warehouse or arising in relation to any criminal offences committed or alleged to have been committed, by the Contractor, its servants or agents.

47 In Condition 46 "manufacturing defects" shall mean any failure by the Contractor, its servants or agents to comply with the obligations imposed on manufacturers under Title IV of Directive 2001/83/EC on the Community code relating to medicinal products for human use, in particular the obligation to comply with the principles and guidelines of good manufacturing practice as laid down by European Community law, even though the Contractor many not hold a manufacturer's authorisation in accordance with that Directive i.e., the Contractor shall act as if the requirements did apply.

48 For the purpose of the Authority's indemnity given to the Contractor in Condition 45 the Authority's use of the Goods shall include use of the Goods by:

                   i.   the Authority;

                  ii. any persons or bodies exercising functions or otherwise providing services under the National Health Services Act 1977, the National Health Services (Scotland) Act 1978 and/or the Health and Personal Social Services (Northern Ireland) Order 172 SI. 1972/1265 (N.I. 14).

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TRANSFER AND SUB-CONTRACTING

49 The Contractor shall not assign, sub-contract or in any other way dispose of the whole or any part of the Contract without the previous consent in writing of the Authority

      If with the Authority's consent the Contractor so sub-contracts, every act or omission of the sub-contractor shall for the purposes of this Contract be deemed to be the act or omission of the Contractor and the Contractor shall be liable to the Authority thereafter as if such act or omission had been committed or omitted by the Contractor itself.

PATENTS ETC

50 The Contract Price shall include all royalties, licence fees or similar expenses in respect of the making, use or exercise by the Contractor of any invention or design for the purpose of performing the Contract.

51 The Contractor shall indemnify the Authority against any costs, expenses, claims, proceedings, losses and any other liabilities arising from the use, manufacture, supply, delivery or initially expected use of any process, article, matter or thing in performance of the Contract that would constitute any infringement of any right, patent, design, trademark or copyright or any other intellectual property.

CONFIDENTIALITY

52 Conditions 52-57 inclusive are without prejudice to the confidentiality agreement signed by the Contractor and the Authority dated [ ].

53 The Contractor, the Authority, their employees and agents at all times shall keep confidential and secret and shall not without the prior written consent of the other party disclose to any person or use for any purpose other than the Contract all information and other matters acquired by them in connection with the Contract. This shall not apply to information which is required to be disclosed by law, is already in the public domain other than by reason of breach of this Condition or may be required to be published in the Supplement to the Official Journal of the European Union in accordance with EC directives.

54 The Contractor shall take all necessary precautions to ensure that all information obtained from the Authority under or in connection with the
      Contract:

                  i) is given only to the minimum number of staff and then only to the extent necessary for each member of staff's activities in the performance of the Contract

                  ii) is treated as confidential and not disclosed (without prior approval) or used by any staff otherwise than for the purpose of the Contract

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55    Where it is considered necessary in the opinion of the Authority, the
      Contractor shall ensure that staff sign a confidentiality undertaking before commencing work in connection with the Contract.

56 Nothing in this Condition shall prevent the Authority disclosing any information obtained from the Contractor

                  i) to any other department, office or agency of the Crown, or

                  ii) to any person engaged in providing any service to the Authority for any purpose relating to or ancillary to the Contract,

      provide that in disclosing information under sub-paragraph a) or b) the Authority discloses only information which is necessary for the purpose concerned and requires that the information is treated in confidence and that a confidentiality undertaking is given where appropriate.

57 The obligations imposed by Conditions 52-55 inclusive shall continue to apply after the expiry or termination of the Contract.

CORRUPT GIFTS

58 The Contractor shall not commit (and warrants that in entering into the Contract it has not committed) any of the following acts:

                  i) provide or offer to provide to any person in the employment of the Crown any gift or consideration not contemplated by the financial arrangements set out in the Pricing Schedule in relation to the negotiation or performance of this Agreement or any other contract with the Crown.

                  ii) make payment or agree to make payment of any commission to any person in the employment of the Crown whether in relation to this Contract or any other contract with the Crown.

59 If the Contractor or any of his employees, agents or sub-contractors, or any person acting on their behalf, commits any of the acts referred to in paragraphs i) and ii) above or commits any offence under the Prevention of Corruption Acts 1889 to 1916, in relation to this or any other Contract with the Crown, the Authority shall be entitled, in addition to any other remedy available, to terminate this Contract with immediate effect.

TERMINATION AND CONSEQUENCES

60 The Authority may at any time by notice in writing with immediate effect terminate the Contract without compensation to the Contractor in any of the following events:

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      60.1. if the Contractor being an individual (or where the Contractor is a firm, any partner in that firm) shall at any time become bankrupt or shall have a receiving order, administration order or interim order made against him, or shall make any composition or scheme of arrangement with or for the benefit of his creditors, or shall make any conveyance or assignment for the benefit of his creditors, or shall purport to do so, or if in Scotland he shall become insolvent or notour bankrupt, or any application shall be made for sequestration of his estate, or a trust deed shall be granted by him for the benefit of his creditors

      60.2 if the Contractor being a company shall pass a resolution, or the courts shall make an order, that the company shall be wound up (except for the purposes of amalgamation or reconstruction), or if an administrative receiver on behalf of a creditor shall be appointed, or if the courts shall make an administration order, or if circumstances shall arise that entitle the courts or a creditor to appoint an administrative receiver, or which entitle the courts to make a winding-up order or administration order provided always that such termination shall not prejudice or affect any right of action or remedy that shall have accrued or shall accrue thereafter to the Authority.

      60.3 if the Contractor is in breach of this Contract and shall have failed to remedy the breach within 30 days of receipt of a request in writing from the Authority to remedy the breach such request indicating that failure to remedy the breach may result in termination of this Contract.

      60.4 if the Contractor undergoes a change of control within the meaning of section 4 16 of the Income and Corporation Taxes Act 1988.

61 The Authority may terminate the contract by giving 3 months written notice to the Contractor. The Authority may extend the period of notice at any time before it expires subject to agreement on the performance of obligations of the Contractor during the period of notice.

62 The termination of the Contract (in whole or in part) under clause 59 and 60 shall be without prejudice to the rights or obligations of either Party which have accrued prior to the date of termination

INTELLECTUAL PROPERTY RIGHTS

63 Intellectual property rights in the Goods arising from the Contract including without limitation all letters patent and the right to make application therefor and all copyrights and design rights, know-how and confidential formulae shall vest in the Authority.

64 Subject to Condition 65 the Contractor shall indemnify the Authority against all claims, proceedings, actions, damages, legal costs (including but not limited to legal costs and disbursements on a solicitor and client basis), expenses and any other liabilities arising from and incurred by the use by the Contractor to manufacture and supply the Goods, or the use by the Authority following the supply of the Goods by the Contractor, of any material which involves any infringement or alleged infringement of the Intellectual Property Rights of any third party.

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65    The provisions of Condition 64 shall not apply in respect of any material which the Authority has supplied to the Contractor or which the Authority has specified for the use by the Contractor or for delivery to the Authority.

66 The Authority shall indemnify the Contractor against all claims, proceedings actions, damages, legal costs (including but not limited to legal costs and disbursements on a solicitor and client basis), expenses and any other liabilities arising from and incurred by the use by the Contractor to manufacture and supply the Goods, of any material referred to in Condition 61 which involves any infringement or alleged infringement of the Intellectual Property Rights of any third party.

67 Where any claim is made by a third party in respect of any material referred to in Condition 63 or 64, the Party which is required to provide an indemnity under those provisions shall have the right to conduct, or take over the conduct of, the defence to the claim and to any proceedings or action brought by the third party.

PUBLICITY

68 The Contractor shall not advertise or publicly announce that it is supplying Goods or undertaking work for the Authority without the prior written consent of the Authority,

NOTICES

69 Any notice required or permitted to be given by either party to the other under these conditions of Contract for the purchase of Goods or otherwise shall be in writing or electronic mail confirmed by writing within 7 days, sent by first class prepaid mail, either recorded delivery or registered post, addressed to that other party at its registered office or principal place of business, or such other address which may have been notified to the party giving the notice. A notice shall be deemed to have been served forty-eight hours after posting.

COMMUNICATIONS

70 All written and oral communications, all documents and the labelling and marking of all packages shall be in English.

DATA PROTECTION

71    The Contractor shall comply with the Data Protection Act 1998.

DISPUTE RESOLUTION

72 All negotiations and proceedings connected with any dispute, claim or settlement arising out of or relating to this Contract ("dispute") shall be conducted in confidence. The performance of obligations under this Contract shall not cease or be delayed by the application of any procedure to resolve a dispute.

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73    The parties will attempt in good faith to resolve any dispute promptly through negotiation between their authorised representatives.

74 If the matter cannot be resolved through negotiation, the parties will, at the request of either of them, attempt in good faith to resolve the dispute through an agreed Alternative Dispute Resolution ("ADR") procedure.

75 If the matter has not been resolved by an agreed ADR procedure within one month of the initiation of such procedure, the dispute shall be referred to a single arbitrator to be agreed upon by the parties or in default of agreement within 14 days to be nominated by the President for the time being of the Chartered Institute of Arbitrators in accordance with the Arbitration Act 1996. The arbitration shall be in accordance with the Arbitration Act 1996 and in accordance with such arbitration rules as the parties may agree or, in default of agreement, in accordance with the Rules of the London Court of International Arbitration which Rules are deemed to be incorporated by reference into this clause.

76    The decision of the arbitrator shall be final and binding on the parties.

THIRD PARTY RIGHTS

77 The Contractor acknowledges that the Authority has entered into this Contract in the context of the exercise of the performance of the duties of the Secretary of State under the National Health Services Act 1977, the National Health Service (Scotland) Act 1978 and/or the Health and Personal Social Services (Northern Ireland) Order 1972 S.I. l972/l265 (N.I. 14). Accordingly, when assessing the extent of any liability of the Contractor to the Authority account shall be taken in full of the extent of any liability incurred by such person or bodies (together referred to as "Third Parties" or individually as "Third Party").

78 Third Parties or any Third Party may enforce any term of this Contract which confers a benefit on them or it. Subject thereto, a person who is not party to this Contract shall have no right to enforce any terms of it which confer a benefit on him.

LAW

79    This Contract shall be governed and construed according to English law.

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IN WITNESS whereof this Agreement has been entered into the day and year first before written

SIGNED BY DUNCAN EATON, CHIEF EXECUTIVE
FOR NHS PURCHASING AND SUPPLY AGENCY:           /s/ N. D. Eaton
                                             -----------------------------------
                                                    N. D. Eaton
                                                    CHIEF EXECUTIVE

SIGNED BY
FOR OMRIX BIOPHARMACEUTICALS SA
                                               /s/ Philippe Romagnoli
                                             -----------------------------------
                                                   Philippe Romagnoli
                                                   Managing Director